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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                 October 19, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                      LAS VEGAS DISCOUNT GOLF & TENNIS, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Colorado                   0-17436                 84-1034868
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



       5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118
       ------------------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code




                                (702) 798-7777
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On October 19, 1998, Las Vegas Discount Golf & Tennis, Inc. (the "Company") issued 2,303,290 shares of its Common Stock to ASI Group, L.L.C. ("ASI"), for $2,500,000 in cash in a private transaction. As part of this transaction, ASI also received an option to purchase 347,975 shares of Common Stock at an exercise price of $1.8392 per share through October 19, 2008 (the "Option"). As a result of this transaction, ASI is now deemed to beneficially own approximately 31.3% of the Company's Common Stock.

    The Common Stock and Option were issued by the Company pursuant to the terms of an Investment and Voting Agreement between the Company and ASI (the "Agreement"). ASI is a Nevada limited liability company whose members are Andre K. Agassi, a professional tennis player, Perry Craig Rogers, an attorney and business manager, and Sunbelt Communications Company ("Sunbelt"). Sunbelt is engaged in the broadcasting business and is owned by James Earl Rogers.

     ASI obtained the funds for the purchase of the stock from its members, including a bank loan taken by Sunbelt. Sunbelt obtained funds for this transaction from an additional draw (the "Draw") on an existing loan between AT&T Commercial Finance Corporation and Sunbelt. The Draw is in the amount of $1.2 million and bears interest at the commercial paper rate at the close of business on the first business day of every month plus 2.5%. Sunbelt is required to make monthly payments of principal and interest through June 1, 2008.

     Pursuant to the terms of the Agreement, ASI has a right of first refusal to purchase its pro rata share of all or any part of any shares of capital stock of the Company (or securities that are convertible into shares of common or preferred stock of the Company) which the Company may propose to sell or issue. The number of shares of Common Stock of the Company owned by ASI by reason of purchase pursuant to the Agreement shall be adjusted in the event the Company offers to sell any shares of its capital stock to any other person or entities at a lower price per share than the purchase price paid by ASI or otherwise on more favorable terms.

     ASI has the right to demand that the Company effect a registration under the Securities Act of 1933 of the Common Stock of the Company purchased pursuant to the Agreement or upon exercise of the Option or to participate in any registration of Common Stock undertaken by the Company as long as ASI owns at least five percent (5%) of the Company's outstanding voting equity securities.

     Pursuant to the terms of the Agreement, ASI entered into a Voting Agreement with Vaso Boreta, Ronald Boreta and John Boreta and Boreta Enterprises, Ltd. (collectively "Boreta"). The Voting Agreement provides that while ASI is an equity owner of the Company and/or the Company's majority-owned subsidiary Saint Andrews Golf Corporation ("SAGC"), ASI and Boreta will
(a) vote the shares of capital stock of the Company any of them is entitled to vote as mutually agreed by ASI and Boreta, and (b) Boreta will, if it acquires additional capital stock of the Company or SAGC, transfer a portion of such capital stock to ASI so as to maintain their relative proportionate direct and indirect equity ownership in each of the Company and SAGC.

     Pursuant to the terms of a Co-Sale Agreement between ASI and Boreta, ASI and Boreta agreed that, until the fifth anniversary of such agreement, except with respect to certain limited transactions, if any of Boreta proposes to sell any shares of capital stock of the Company, ASI shall have the right to participate in such sale of capital stock on the same terms and conditions.

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ITEM 5.  OTHER EVENTS.

     On October 19, 1998, immediately following the transaction between the Company and ASI described in Item 1 of this Report on Form 8-K, the Company used the $2,500,000 received from ASI to purchase 250,000 shares of the Series B Convertible Preferred Stock of its majority-owned subsidiary Saint Andrews Golf Corporation ("SAGC"). SAGC is using these funds together with the proceeds of the $13,500,000 loan which SAGC recently obtained from the Nevada State Bank toward the completion of SAGC's All-American SportPark in Las Vegas, Nevada, to pay down short-term debt obligations and for working capital.

     The shares of Series B Convertible Preferred Stock purchased by the Company have a liquidation value of $10.00 per share and may be redeemed by SAGC under certain circumstances. Each share is convertible into one share of SAGC's Common Stock, is entitled to one vote per share and votes together with the Common Stock as a single class. The Series B Convertible Preferred Stock entitles the holder to receive dividends equal to those paid to the holders of SAGC's Common Stock, on an as-converted basis.

     On October 9, 1998, SAGC opened its All-American SportPark in Las Vegas. The SportPark has four major attractions: the Pepsi Pavillion, Major League Baseball Slugger Stadium, NASCAR Speedpark, and Allsport Arena.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                                  LOCATION
-------    -----------                                  --------

 10.1      Investment and Voting Agreement, dated       Filed herewith
           as of October 19, 1998, by and between       electronically
           ASI Group, L.L.C. and Las Vegas Discount
           Golf & Tennis, Inc.

 10.2      Option Agreement, dated as of October        Filed herewith
           19, 1998, by and between ASI Group,          electronically
           L.L.C. and Las Vegas Discount Golf &
           Tennis, Inc.

 10.3      Voting Agreement, dated as of October 19,    Filed herewith
           1998, by and among ASI Group, L.L.C. and     electronically
           Messrs. John Boreta, Ronald Boreta and
           Vaso Boreta and Boreta Enterprises, Inc.

 10.4      Co-Sale Agreement, dated as of October 19,   Filed herewith
           1998, by and among ASI Group, L.L.C.,        electronically
           Las Vegas Discount Golf & Tennis, Inc.
           and Messrs. John Boreta, Ronald Boreta
           and Vaso Boreta and Boreta Enterprises,
           Inc.

 10.5      Investment Agreement, dated as of October    Filed herewith
           19, 1998, by and between Las Vegas           electronically
           Discount Golf & Tennis, Inc. and Saint
           Andrews Golf Corporation



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   LAS VEGAS DISCOUNT GOLF & TENNIS, INC.



Dated: October 28, 1998            By:/s/ Vaso Boreta
                                      Vaso Boreta, President













































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